UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PETROGRESS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act, Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF

THE OUTSTANDING VOTING STOCK OF PETROGRESS, INC.

Dear Petrogress Stockholder:

The enclosed Information Statement is being furnished by the Board of Directors of Petrogress, Inc. a Delaware corporation, to the holders of record of our common stock at the close of business on July 20, 2017, or the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of our common stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock: Adoption of a Certificate of Designation for Series A Preferred Stock (the “COD”). The COD provides the holder(s) of the Series A with super-voting authority equivalent to two (2) times the total number of outstanding share of all classes of the Company’s stock

The consent we have received constitutes the only stockholder approval required under the Delaware General Corporation Law and our constituent documents to approve adoption of the COD. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding common stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the COD will become effective upon filing.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS

DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: July 20, 2017.

Sincerely yours,

/s/ Christos P. Traios
Christos P. Traios
President and Chief Executive officer

PETROGRESS, INC.

757 3RD Ave., SUITE 2110

NEW YORK, NEW YORK 10017

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

Petrogress, Inc., a Delaware corporation, with its principal executive offices located at 757 3rd Ave., Suite 2110, New York, New York, 10017, is sending you the enclosed Notice and this Information Statement to notify you of actions that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” and “Petrogress” are to Petrogress, inc.

Copies of this Information Statement are being mailed on or about             , 2017, to the holders of record on July 20,2017, which we refer to as the record date, of the outstanding shares of our common stock.

Action by Written Consent

The following action was approved by the written consent of the holders of a majority of our outstanding voting capital stock as of the record date, which we refer to as the Written Consent, in lieu of a special meeting:

•	Adoption of the Certificate of Designation for Series A Preferred Stock.

The Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the COD will become effective upon the filing.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the General Corporation Law of the State of Delaware, or the DGCL, and our constituent documents, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the record date.

Our common stock is the only outstanding class of voting capital stock as of the record date. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval of the Name Change because the holders of a majority of our outstanding common stock have provided their written consent for such approval and adoption as allowed by Section 228 of the DGCL. No other votes are required or necessary.

Only holders of record of our common stock at the close of business on the record date are entitled to notice of the action taken by the Written Consent. As of the record date, 166,795,807 shares of common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the record date, Christos P. Traios, President, CEO and Chairman, owned 136,000,000 shares of stock, comprising approximately 81.5% of the Company’s issued and outstanding shares of common stock; Mr. Traios consented to the Adoption of the COD.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the holders of a majority of our outstanding voting stock will become effective and, thereafter, the Adoption will become effective upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Adoption.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL OF THE ADOPTION

On July 14, 2017, our board of directors approved resolutions authorizing the Adoption of the COD; on even date, the holder of a majority of our outstanding voting capital stock as of the Record Date approved resolutions authorizing the Adoption pursuant to the Written Consent. The Company’s establishment of the Series A Preferred Shares situates near total authority over its conduct of business in the holder(s) in so far as he/they now will have the right and ability to approve any corporate action requiring shareholder approval by a margin of 66 2/3% to 33 1/3%. While these provisions do not alter or reduce the obligations of management to adhere to their duties of care, loyalty, obedience and candor, nor affect the minority rights of shareholders, they should be deemed as an anti-takeover provision. Mr. Traios is currently the owner of approximately 81.5% of the Company’s shares, so that this Adoption has little impact on its current governing initiatives; he approved the Adoption, and has the authority to approve similar matters. On an on-going basis, while Mr. Traios has no current plans to dispose of any portion of his shares, the Adoption will permit the Company to broaden its shareholder base without suffering current shareholders to dilution and preserve its ability to nimbly address corporate opportunities.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Series A Preferred Stock is to be issued to Christos P. Traios pursuant to his Employment Agreement. Mr. Traios’ ownership of the Series A will provide for his significant control of the Company’s corporate operations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ericksonaircrane.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.